SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement          [ ] Confidential, for Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                FPB BANCORP, INC.
                               -------------------
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
                                 --------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ]     Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:
                                ------------------------------------------------

(2)     Form, Schedule or Registration Statement No.:
                                                      --------------------------

(3)     Filing Party:
                      ----------------------------------------------------------

(4)     Date Filed:
                    ------------------------------------------------------------

                                FPB BANCORP, INC.






                                 March 22, 2002


Dear Fellow Shareholders:

     It is our pleasure to invite you to attend FPB Bancorp, Inc.'s 2002 Annual Meeting of Shareholders. This year's Annual Meeting will be held at our main office, located at 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida, on Wednesday, April 24, 2002, at 5:00 p.m., Eastern Time.

     The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. Directors and officers of FPB Bancorp, Inc. and our wholly- owned subsidiary, First Peoples Bank, as well as a representative of the accounting firm, Hacker, Johnson & Smith, P.A. will be present at the Annual Meeting to respond to your questions.

     YOUR VOTE IS IMPORTANT. Please sign and date the enclosed Proxy Card promptly and return it in the postage-paid envelope which has been provided. If you are able to attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

     On behalf of the Board of Directors and all the employees of FPB Bancorp, Inc. and First Peoples Bank, we look forward to seeing you at the Annual Meeting.

          Sincerely,




          Gary A. Berger                   David W. Skiles
          Chairman of the Board            President and Chief Executive Officer

                                FPB BANCORP, INC.


                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 2002


     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of FPB Bancorp, Inc. ("Annual Meeting"), will be held at our main office located at 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida, on April 24, 2002, at 5:00 p.m., Eastern Time to consider the following proposals:

     Proposal I   The  election  of  three  Class III  members  of  the Board of
                  Directors;

     Proposal II  The  ratification  of  the  appointment  of Hacker,  Johnson &
                  Smith, P.A. as the independent auditors for FPB Bancorp, Inc., for the fiscal year ending December 31, 2002;

     Proposal III The adjournment  of  the  Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve either of the foregoing Proposals; and

     To transact any other business that properly comes before the Annual Meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 4, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of common stock of record on that date will be entitled to vote at the Annual Meeting, or any adjournment thereof. In the event there are insufficient votes to approve either Proposal I or II at the Annual Meeting, the Annual Meeting may be adjourned pursuant to Proposal III, to permit further solicitation of proxies by FPB Bancorp, Inc.

                                     By Order of the Board of Directors,




                                     David W. Skiles
                                     President and Chief Executive Officer


Port St. Lucie, Florida
March 22, 2002

                                FPB BANCORP, INC.


                                ----------------

                                 PROXY STATEMENT

                                ----------------

                               GENERAL INFORMATION

Annual Meeting

--------------------------------------------------------------------------------
   DATE:        April 24, 2002
   TIME:        5:00 p.m. (Eastern Time)
   LOCATION:    1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida
--------------------------------------------------------------------------------

Solicitation and Voting of Proxies

     This Proxy Statement and the accompanying Proxy Card are being furnished to shareholders of record as of the close of business on March 4, 2002, in connection with the solicitation of proxies by the Board of Directors of FPB Bancorp, Inc. ("FPB"). Proxies obtained by the Board of Directors will be voted at FPB's 2002 Annual Meeting of Shareholders ("Annual Meeting"). FPB's Annual Report, which includes the financial statements for the fiscal year ended December 31, 2001, accompanies this Proxy Statement, which is first being mailed to shareholders on or about March 22, 2002.

     Regardless of the number of shares of common stock that you own, it is important that your shares be represented by proxy or that you be present at the Annual Meeting. To vote by proxy, please indicate your preference in the spaces provided on the enclosed Proxy Card and return it signed and dated, in the enclosed postage-paid envelope. Proxies obtained by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are given, proxies will be voted:

     "FOR" the election of the three director nominees;

     "FOR" the ratification of the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors for the fiscal year ending December 31, 2002; and, if necessary,

     "FOR" the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve either of the foregoing Proposals.

     The Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting. Unless you indicate otherwise, however, execution of the enclosed Proxy Card confers discretionary authority upon the designated proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof. If you do not wish to extend such authority, you may limit your proxy by marking the appropriate box on the enclosed Proxy Card.


                                ----------------

                        FPB BANCORP, INC. PROXY STATEMENT
     1301 Southeast Port St. Lucie Boulevard o Port St. Lucie, Florida 34952

     It is important that your proxy be returned promptly. Therefore, whether or not you plan to be present at the Annual Meeting, please complete, sign and date the enclosed Proxy Card and return it in the enclosed postage-paid envelope.

Revocation of Proxy

     Your presence at the Annual Meeting will not automatically revoke your proxy. You may revoke your proxy at any time prior to its exercise, however, by simply:

     o    delivering a written notice of revocation to FPB;
     o    delivering a duly executed proxy bearing a later date to FPB; or
     o    attending the Annual Meeting and voting in person.

Voting Procedures

     Our Bylaws do not provide for cumulative voting. Under the Florida Business Corporation Act ("Act"), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Our Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a shareholder meeting constitutes a quorum. Therefore, each shareholder of record on the record date has the right to vote, in person or by proxy, the number of shares he or she owns for as many director nominees as there are directors to be elected. For example, if you own five shares, you may vote a maximum of five shares for each director to be elected.

     Other matters are approved if affirmative votes cast for a proposal exceed the votes cast against that proposal at a meeting at which a quorum is present, unless a greater number of affirmative votes or voting by classes is required by the Act or our Articles of Incorporation. Abstentions and broker non-votes have no effect under the Act.

     If your shares are held in "street name," under certain circumstances your brokerage firm may vote your shares. Brokerage firms have authority to vote their customers' shares on certain "routine" matters, including the election of directors. When a brokerage firm votes its customers' shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customer's shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. There are no non-routine matters being acted on at the Annual Meeting. We, therefore, encourage you to provide instructions to your brokerage firm as to how your proxy should be voted. This ensures your shares will be voted at the Annual Meeting. There are no non-routine matters being voted upon at the Annual Meeting.

     The close of business on March 4, 2002, has been fixed by the Board of Directors as the "record date" for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof. On the record date, there were 489,410 shares of FPB common stock outstanding, held by approximately 688 shareholders.




                                ----------------

                        FPB BANCORP, INC. PROXY STATEMENT
     1301 Southeast Port St. Lucie Boulevard o Port St. Lucie, Florida 34952

Principal Stockholders

     The following table contains information regarding the only person known to us to be the beneficial owner of five percent or more of the outstanding shares of FPB common stock as of the record date.

--------------------------------------------------------------------------------

                                                  Amount of
                                                   Common             Percent
Name and Address of Beneficial Owner              Stock (1)           of Class
--------------------------------------           -----------         ---------

Robert L. Schweiger                               46,000(2)            9.03%
97520 SW Santa Monica Drive
Palm City, Florida 34990
--------------------------------------------------------------------------------

(1)   Includes shares for which the named person:
      o  has sole voting and investment power;
      o  has shared voting and investment power with a spouse;
      o  holds in an IRA or other retirement plan; and
      o  may be acquired by exercising stock options.

(2)   Includes 1,000 shares held in trust for Mr. Schweiger's minor children.


                           BOARD OF DIRECTORS MEETINGS

     The corporate reorganization whereby FPB became the parent holding company for First Peoples Bank ("Bank") became effective on December 3, 2001. Following that date, FPB's Board of Directors held 1 meeting. During the year ended December 31, 2001, the Bank's Board of Directors held 12 meetings. All of the Bank's directors attended at least 75% of the total meetings of both Boards of Directors and those Board committees on which each director served. Members of the Board are not compensated for their service or attendance at meetings.


                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Bank's Board of Directors is divided into 5 committees: the Audit Committee, the Executive Committee, the Loan Committee, the Personnel Committee and the Planning Committee. FPB's Board of Directors is not divided into any Committees.

     The composition of and number of meetings held by each committee is reflected in the following table:



                          (Table follows on next page)




                                ----------------

                        FPB BANCORP, INC. PROXY STATEMENT
     1301 Southeast Port St. Lucie Boulevard o Port St. Lucie, Florida 34952

--------------------------------------------------------------------------------

Board Member            Audit    Executive     Loan     Personnel     Planning
------------            -----    ---------     ----     ---------     --------

James L. Autin, M.D.      X                                               X

John R. Baker, Sr.                               X          X

Gary A. Berger          Chair      Chair         X

Donald J. Cuozzo                                            X             X

Ann L. Decker             X          X                      X

Paul J. Miret             X                    Chair

Robert L. Schweiger                  X           X        Chair

Robert L. Seeley          X          X                                    X

David W. Skiles                      X           X          X             X

Thomas E. Warner          X                                               X

Paul A. Zinter                                   X                      Chair

Meetings in 2001          6          6          12          3             2
--------------------------------------------------------------------------------

     The Audit Committee reviews FPB's and the Bank's auditing, accounting, financial reporting and internal control functions. This committee recommends the independent auditor and reviews its services. The Audit Committee has not adopted a formal charter. The Board of Directors believes that the members of the Audit Committee are all "Independent Directors" based on the National Association of Securities Dealers' definition, in that they have no relationships that would impair their abilities to objectively and impartially execute their duties.

     Audit Committee Report: During 2001 and 2002, the Audit Committee reviewed and discussed with FPB's and the Bank's management and independent auditors:

     o FPB's audited financial statements for the fiscal year ended December 31, 2001;
     o those matters required to be discussed by Statement on Auditing Standards 61; and
     o the written disclosures and letter from the independent auditor regarding its independence as required by Independence Standards Board Standard No. 1.

Based upon those reviews and discussions, the Audit Committee recommended that FPB's audited financial statements be included in its Form 10-KSB for the fiscal year ended December 31, 2001. The members of the Audit Committee are: James L. Autin, M.D., Gary A. Berger (Chair), Ann L. Decker, Paul J. Miret, Robert L. Seeley and Thomas E. Warner.

     The Executive Committee meets as needed and has limited powers to act on behalf of the Board whenever the Board is not in session. If any non-employee director requests that a matter be addressed by the entire Board rather than the Executive Committee, such matter is automatically submitted to the full Board.


                                ----------------

                        FPB BANCORP, INC. PROXY STATEMENT
     1301 Southeast Port St. Lucie Boulevard o Port St. Lucie, Florida 34952

     The Loan Committee meets monthly to act upon large or significant loan requests to be handled by the Bank.

     The Personnel Committee assesses FPB's and the Bank's staffing needs and makes compensation recommendations to the Board.

     The Planning Committee meets to evaluate and assess the long range needs and goals of the Bank, including expansionary activities.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors is presently comprised of 11 members, as set by the Board of Directors pursuant to its authority under FPB's Articles of Incorporation. Each director also serves as a director of the Bank. The Bank's Articles of Incorporation provide that directors shall be divided into three classes, which each serve for staggered three-year terms. This year, three Class III directors are to be elected. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

     The three nominees named herein have indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate. The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect a director. Abstentions and withheld votes will have the same effect as votes against a director nominee.

     Information relating to the business experience and age of each director is set forth below. Also included is information related to FPB's non-director executive officers.

                                DIRECTOR NOMINEES
                               CLASS III DIRECTORS
                             TERMS TO EXPIRE IN 2005

     Gary A. Berger, age 52, serves as Chairman of the Board for both FPB and the Bank. Mr. Berger is President of the accounting firm of Berger, Toombs, Elam & Frank, CPA. He is a graduate of Michigan State University and has been a certified public accountant since 1975. Mr. Berger is a member of the Rotary Club of Ft. Pierce, the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants. He is also a past Treasurer of United Way, past President of the St. Lucie County Economic Development Council and past President of the Rotary Club of Fort Pierce.

     Robert L. Schweiger, age 54, is the Secretary of the Board for both FPB and the Bank. He has lived in the Port St. Lucie area since 1975 and is presently the Chairman and Co-Manager of Roberdos, LC, a trade magazine and industrial trade show consulting firm. He is also the President of Redako Corporation, a thoroughbred horse business. From 1994 to 1997, Mr. Schweiger served as an Advisory Board member of Port St. Lucie National Bank. Mr. Schweiger is a Board member of the Exchange CASTLE and Secretary and Board member of the Stuart Wet Property Owners' Association. He has a Bachelor of Arts in English Literature from the American University of Beirut and a Masters of Business Administration from Florida Atlantic University.

                                ----------------

                        FPB BANCORP, INC. PROXY STATEMENT
     1301 Southeast Port St. Lucie Boulevard o Port St. Lucie, Florida 34952

     David W. Skiles, age 54, is the President and Chief Executive Officer of the Bank. Prior to joining the Bank, he was the Vice President and Regional Manager of First United Bank from 1997 to 1998. From 1989 to 1997, Mr. Skiles was the Vice President and Senior Lender of Port St. Lucie National Bank. Mr. Skiles has a Bachelor of Science degree from Barry University, is a Vice President of the St. Lucie County Chamber and an associate member of the Stuart/Martin County Chamber. Mr. Skiles currently serves as Chairman of the Port St. Lucie Area Council and is a member of the Port St. Lucie Breakfast Rotary Club and the Sertoma Club of Martin County. Mr. Skiles has also served on numerous campaigns for the United Way of St. Lucie and Martin Counties, most notably as Campaign Chairman in Martin County in 1985 and as Chairman of the Professional Division in St. Lucie County for the 2000 Campaign.

                              CONTINUING DIRECTORS
                                CLASS I DIRECTORS
                             TERMS TO EXPIRE IN 2003

     James L. Autin, M.D., age 49, graduated with honors from Tulane University in 1974, receiving a Bachelor of Arts degree in music history and theory. He received his Doctor of Medicine degree from Louisiana State University Medical Center in New Orleans in 1978, then underwent surgical specialty training in otolaryngology/head and neck surgery at St. Louis University Hospitals. In 1984, Dr. Autin initiated his private practice in St. Lucie County. He is Board
Certified in two specialties, facial plastic and reconstructive surgery and otolaryngology/head and neck surgery. He served on the Community Advisory Board of Port St. Lucie National Bank from 1994 to 1997.

     John R. Baker, Sr., age 52, is the Vice Chairman of the Board for both FPB and the Bank. He graduated from the University of Georgia with a Bachelor of Business Administration in Real Estate. He moved to Stuart, Florida in 1981 and assumed the position of Vice President, General Manager of Bessemer Properties, Incorporated. Prior to moving to Stuart, Mr. Baker served as Director of Residential Sales for Bessemer in Atlanta, Georgia, where he began his real estate career in 1975. Mr. Baker is a former director of Barnett Bank of Martin County and is past President of Treasure Coast Builders Association and Florida Home Builders Association. He also served as Chairman of Housing & Finance Authority in Martin County and the Martin County Affordable Housing Task Force. Mr. Baker lives in Vero Beach and has been active in youth sports in Martin County and is currently a coach for the Sebastion Soccer Association. He is employed with the Laurel Corporation in Vero Beach and is involved in all aspects of real estate.

     Donald J. Cuozzo, age 48, received a Bachelor of Science degree in Environmental Technology from Florida Institute of Technology in 1979. He began his work career in the public sector with the Martin County Growth Management Department before leaving to work as a regional and national development coordinator. In that role, he was instrumental in obtaining approval of the Martin Downs DRI amendment and in coordinating the acquisition and development of a number of large residential communities in Palm Beach and Martin County. Mr. Cuozzo also served as a principal with a large Palm Beach County based engineering firm where he gained extensive experience in the area of project management and coordination. In 1993, he co-founded Houston Cuozzo Group ("HCG") to provide planning, design and government oriented strategic planning service for private and public sector clients in South Florida. Mr. Cuozzo has more than 20 years of experience planning and implementing numerous land developments throughout the region and has worked in nearly all facets of community and project development. Mr. Cuozzo is a founding member of the Martin County Business Development Board, a graduate of the first class of Martin County

                                ----------------

                        FPB BANCORP, INC. PROXY STATEMENT
     1301 Southeast Port St. Lucie Boulevard o Port St. Lucie, Florida 34952

Leadership 91/92 and a recipient of the 1991 Industry Appreciation Award for Outstanding Contribution to the Community. He is a past Second Vice President of the Treasure Coast Builders Association. Mr. Cuozzo was recently appointed to the Treasure Coast Regional Planning Council by Governor Jeb Bush.

     Paul A. Zinter, age 47, has been a resident of Port St. Lucie for 33 years, and was a member of the second graduating class from Fort Pierce Central High School. Mr. Zinter received a Bachelor of Arts degree in business administration from Eastern New Mexico University in 1975, where he majored in real estate and business administration. Following college, he joined his family's Port St. Lucie based real estate agency, Welcome Center Real Estate, Inc., as a sales associate, later advancing to the position of sales manager. For the past eight years, he has been the managing broker and Chief Executive Officer of that agency. Mr. Zinter is a graduate of the Realtors Institute, holding Certified Residential Specialist and Certified Real Estate Brokerage Manager certificates. He is past President of the Rotary Club of Port St. Lucie, past Director of the St. Lucie County Board of Realtors and past Administrative Board Member of Riverside National Bank.

                               CLASS II DIRECTORS
                             TERMS TO EXPIRE IN 2004

     Ann L. Decker, age 50, was born in Chicago, Illinois and has a Bachelor of Science in Professional Business Management from Barry University in Miami, Florida. She presently serves as District Manager for U.S. Congressman Mark Foley. Ms. Decker was formerly a co-owner of Intracoastal Printing, Inc., which was sold in 1990. She is also on the Board of Directors of the Visiting Nurses Association of Florida and serves as Vice President of the Port St. Lucie Republican Club and as President of the JIG Investment Club.

     Paul J. Miret, age 55, is presently a realtor with RE/MAX 100 Riverside. Prior to that, he was the owner and operator of Sunshine Carpet Cleaning from 1978 to 1998 and of Ameri-Kleen Services from 1992 to 1998. He also owns and manages 23 residential rental units. From 1995 to 1997, Mr. Miret served on the Community Board of Riverside National Bank. Mr. Miret is also a past president of the Port St. Lucie Little League and the Port St. Lucie Exchange Club and a past director of the Port St. Lucie Chamber of Commerce.

     Robert L. Seeley, age 77, has been in private law practice in Florida for 40 years. He currently is of counsel to the Stuart law firm of Warner, Fox, Wackeen, Dungey, Seeley, Sweet & Beard, LLP. From 1973 to 1996, Mr. Seeley served as a director of Barnett Bank of the Treasure Coast. He is also a founding director and the Chairman of HCA Medical Center and a former director of the St. Lucie and Martin County Economic Development Councils. Mr. Seeley completed his undergraduate studies at the University of Illinois and received his Juris Doctorate degree from the University of Florida.

     Thomas E. Warner, age 54, is currently on a leave of absence from the law firm of Warner, Fox, Wackeen, Dungey, Seeley, Sweet & Beard, LLP. Mr. Warner presently serves as Solicitor General of the State of Florida and, from 1992 to 1999, was a member of the Florida House of Representatives. Mr. Warner is also a co-owner of War-Min, Inc., NRS Land Trust and 1100 Land Trust. He received both his Bachelor of Science and Juris Doctorate degrees from the University of Florida and is active in the Palm City Presbyterian Church and the Stuart Rod and Reel Club.

                                ----------------

                        FPB BANCORP, INC. PROXY STATEMENT
     1301 Southeast Port St. Lucie Boulevard o Port St. Lucie, Florida 34952

                                  NON-DIRECTOR
                               EXECUTIVE OFFICERS

     Nancy E. Aumack, age 53, has been the Bank's Senior Vice President and Chief Financial Officer since March 2001, and has held that position with FPB since December 2001. Immediately prior to that, she was Senior Vice President and Chief Financial Officer of Independent Community Bank, Tequesta, Florida. In the period from 1997 to 1999, she served as Chief Financial Officer and administrative support director for the engineering firm Lindahl, Browning, Ferrari & Hellstrom, Inc. in Palm City, Florida. From 1995 to 1997, she served as Vice President and Chief Financial Officer for Treasure Coast Bank, Stuart, Florida and from 1983 to 1995, she served as Vice President and Financial Accounting Officer for American Bank of Martin County in Stuart. Ms. Aumack received her A.S. degree in financial services from Indian River Community College in 1989. She is presently a member of the American Heart Association Heart Walk Committee and the WPSL Christmas Kids Committee.

     Stephen Krumfolz, age 51, has been the Bank's Vice President and Senior Lending Officer since July 1999, and was promoted to Senior Vice President in 2001. He has held that position with FPB since December 2001. Prior to joining the Bank, he was Vice President and SBA Lending Manager for Riverside National Bank, from January 1998 through June 1999. He served as Vice President and Commercial Lending Officer for Port St. Lucie National Bank from 1994 through 1997, and completed all phases of Barnett Bank's Management Training Program during his employment from 1989 through 1994. Mr. Krumfolz received an Associate Degree in Banking through the American Institute of Banking and Indian River Community College in 1991, as well as a Core Credit School Certificate from Barnett Bank in 1992. He is an active member of the Port St. Lucie Breakfast Rotary Club and Treasure Coast Business On The Green.

     Marge Riley, age 53, is FPB's and the Bank's Senior Vice President and Chief Operations Officer. She also serves as the Bank's Security Officer, Compliance Officer, Bank Secrecy Act Officer and Community Reinvestment Act Officer. Prior to joining the Bank in 1998, Ms. Riley was the Assistant Vice President and Branch Manager for First National Bank & Trust Company of the Treasure Coast from 1997 to 1998. From 1990 to 1997, she served as Assistant Vice President - Loan Administrator for Port St. Lucie National Bank. Ms. Riley has Associate Degrees in Accounting and Banking and Financial Services from Fox Valley Technical College in Appleton, Wisconsin. She is presently Treasurer of the Port St. Lucie Business Women, the Board Secretary for the Deaf Services Center and a member of the Port St. Lucie Women on Wall Street.

                          BENEFICIAL STOCK OWNERSHIP OF
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains information regarding the current beneficial ownership of FPB common stock of each director nominee, continuing director and non-director executive officer as of the record date. The number and percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of shares that person has the right to acquire through the exercise of stock options.


                          (Table follows on next page)

                                ----------------

                        FPB BANCORP, INC. PROXY STATEMENT
     1301 Southeast Port St. Lucie Boulevard o Port St. Lucie, Florida 34952

                                          Number                       % of
                                         of Shares      Right to     Beneficial
Name                                     Owned ( 4)    Acquire (5)    Ownership
------------------------------------     -----------   -----------   ----------
Nancy E. Aumack (1)                            0          1,500         0.31%
James L. Autin, M.D.(2)                   10,000          8,000         3.62
John R. Baker (2)                          4,600          3,680         1.68
Gary A. Berger (2)                         8,600          6,000         2.95
Donald J. Cuozzo (2)                      10,000(6)       8,000         3.62
Ann L. Decker (2)                          5,000          4,000         1.82
Stephen Krumfolz (1)                         229          2,000         0.45
Paul J. Miret (2)                         10,000(7)       8,000         3.62
Marge Riley (1)                            1,109          1,850         0.60
Robert L. Schweiger (2)                   26,000(8)      20,000         9.03
Robert L. Seeley (2)                       5,000          4,000         1.82
David W. Skiles (3)                       10,059         11,000         4.21
Thomas E. Warner (2)                       7,000(9)       5,200         2.47
Paul A. Zinter (2)                         7,100(10)      4,800         2.41
                                         -----------   -----------   ----------
All directors and executive officers
 as a group (14 individuals)             104,697         88,030        33.38%
                                         ===========   ===========   ==========


------------------------------------

     (1)  Executive Officer only.
     (2)  Director only.
     (3)  Director and Executive Officer.
     (4)  Includes shares for which the named person:
          o has sole voting power and investment power;
          o has shared voting and investment power with a spouse; or
          o holds in an IRA or other retirement plan; but
     (5)  Includes shares that may be acquired by exercising stock options.
     (6)  Includes 2,730 shares owned by Mr. Cuozzo's spouse's IRA.
     (7)  Includes 5,500 shares owned by Mr. Miret's spouse's IRA.
     (8) Includes 1,000 shares held in trust for Mr. Schweiger's minor children.
     (9) Includes 6,500 shares owned by the profit sharing plan for Warner, Fox, Wackeen, Dungey, Seeley, Sweet & Beard, LLP, for which Mr. Warner serves as Trustee.
     (10) Includes 1,100 shares owned by Mr. Zinter's spouse's Keough Plan.


                             EXECUTIVE COMPENSATION

     Our executive compensation program is designed to:

     o    attract and retain qualified management;
     o    meet short-term financial goals; and
     o    enhance long-term shareholder value.

     We strive to pay each executive officer the base salary that would be paid on the open market for a fully qualified officer of that position. The Boards of Directors determine the level of base salary and any incentive bonus for the Chief Executive Officer and other officers of FPB and the Bank based upon competitive norms, derived from annual surveys published by several independent banking institutes or private companies specializing in analysis of financial institutions. Such surveys provide information regarding compensation of financial institution officers and employees based on the size and geographic

                                ----------------

                        FPB BANCORP, INC. PROXY STATEMENT
     1301 Southeast Port St. Lucie Boulevard o Port St. Lucie, Florida 34952 location of the financial institution and serve as a benchmark for determining executive salaries. Executive salaries and bonus ranges are set at or near the median for executives at similar financial institutions. Actual salary changes and discretionary bonus awards are based upon the Boards of Directors' and the Personnel Committee's evaluation of FPB's and the Bank's performance, the officer's responsibilities and individual performance standards.

Personnel  Committee  Interlocks   and  Insider  Participation  in  Compensation
Decisions

     Mr. David W. Skiles, FPB's and the Bank's President and Chief Executive Officer, also serves as a member of both Boards of Directors and the Personnel, Loan and Planning Committees. Mr. Skiles participated in the Boards' deliberations regarding executive compensation, but did not participate in any deliberations regarding his own compensation.

Summary Compensation Table

     The following table sets forth compensation information regarding FPB's and the Bank's Chief Executive Officer. No other executive officer received compensation in 2001 at a level which is required to be disclosed herein.


                           Summary Compensation Table


                                                        Annual                           Long Term
                                                     Compensation                      Compensation
                                                     ------------                      ------------
        Name and                                                   Other Annual            Stock              All Other
   Principal Position       Year      Salary(1)     Bonus(2)     Compensation(3)         Options(4)        Compensation(5)
   ------------------       ----     ----------    ---------     ---------------         ----------        ---------------
David W. Skiles             2001      $97,125        $3,500          $4,978                    -                   -
Director, President &       2000       91,400            -            7,019                    -                   -
CEO                         1999       56,667            -            3,600                11,000                  -

------------------------------------

(1)  Salary - Mr. Skiles' current salary is $100,000.
(2) Annual Cash Bonus Award - Annual incentive awards paid for results achieved during the calendar year, which were paid during the year or immediately following the years indicated.
(3) Other Annual Compensation- All additional forms of cash and non-cash compensation paid, awarded or earned which includes automobile allowances.
(4) Stock Options - Grants of stock options made under FPB's 1998 Stock Option Plan. The present book value of FPB common stock is less than the exercise price of Mr. Skiles option, which is $10.00 per share.
(5) All Other Compensation - Compensation that does not fall under any of the aforementioned categories.


Employment Contracts

     The Bank has entered into an employment agreement with David W. Skiles, effective May 1, 1999 ("Agreement"). Under the terms of the Agreement, Mr. Skiles serves as the President and Chief Executive Officer of the Bank. The Agreement also provides for Mr. Skiles to receive an option to purchase shares of Bank common stock under the Bank's 1998 Stock Option Plan.



                                ----------------

                        FPB BANCORP, INC. PROXY STATEMENT
     1301 Southeast Port St. Lucie Boulevard o Port St. Lucie, Florida 34952

     Mr. Skiles may terminate the Agreement upon 90 days' written notification to the Bank and the Bank may terminate the Agreement upon the occurrence of certain events. Among these events are: (i) the Bank being designated a "troubled institution" or receiving a composite CAMELS rating of 4 or 5; (ii) Mr. Skiles failing to follow the reasonable instructions or policies of the Board of Directors; (iii) Mr. Skiles' grossly negligent or willful conduct harmful to the business of the Bank; (iv) Mr. Skiles being convicted of crime involving a breach of trust or moral turpitude; (v) Mr. Skiles' incapacity or death; and (vi) Mr. Skiles' willful breach of duty in the course of his employment. In the event the Agreement is terminated by Mr. Skiles or the Bank for any of these reasons, Mr. Skiles shall be entitled to no further compensation and shall be subject to a non- competition agreement. The non-competition agreement will prohibit Mr. Skiles from serving as an executive officer of any financial institution in St. Lucie County, or such other counties as the Bank may have a branch office, for one year following the termination of the Agreement.

     Should the Bank undergo a "change in control" (as defined in the Agreement), Mr. Skiles will be entitled to terminate the Agreement and receive a lump-sum severance payment equal to his base salary and any bonus received in the one-year period immediately following the change in control.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain directors, executive officers and their immediate family members are also customers of the Bank, and it is anticipated that such individuals will continue to be customers in the future. Loans made to directors, executive officers, and their immediate families require approval of a majority of the disinterested directors approving the loan. All transactions between FPB, the Bank and its directors, executive officers and their immediate family members, and any principal shareholders, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2001, loans to directors, executive officers and their immediate family members represented approximately $1.2 million, or approximately 3.79% of the total loan portfolio, all of which are current and performing according to their terms.

                                   PROPOSAL II
                   RATIFICATION OF THE APPOINTMENT OF AUDITORS
                    FOR FISCAL YEAR ENDING DECEMBER 31, 2002

     The independent auditor for FPB and the Bank for the fiscal year ended December 31, 2001, was Hacker, Johnson & Smith, P.A. FPB's Board of Directors presently intends to renew FPB's arrangements with Hacker, Johnson & Smith, P.A. to be FPB's auditor for the fiscal year ending December 31, 2002, subject to shareholder approval. A representative of the firm is expected to be present at the Annual Meeting. He or she will be given an opportunity to make a statement and will be available to answer appropriate shareholder questions.




                                ----------------

                        FPB BANCORP, INC. PROXY STATEMENT
     1301 Southeast Port St. Lucie Boulevard o Port St. Lucie, Florida 34952

     During 2001, Hacker, Johnson & Smith, P.A. billed FPB and the Bank $23,000 for audit services and financial statement reviews and $2,250 for tax related services. The Audit Committee does not believe that the FPB's payment for tax services impairs Hacker, Johnson & Smith, P.A.'s independence in conducting its audits of FPB.

     In order to be adopted, this proposal must be approved by the holders of a majority of the outstanding shares of the FPB's common stock present or represented by proxy and entitled to vote at the Annual Meeting. If the shareholders do not vote in favor of the appointment of Hacker, Johnson & Smith, P.A., the Board of Directors will consider the selection of other auditors.

--------------------------------------------------------------------------------
         The Board of Directors Recommends that Shareholders Vote "FOR"
      the Ratification of the Appointment of Hacker, Johnson & Smith, P.A.
                  for the Fiscal Year Ending December 31, 2002.
--------------------------------------------------------------------------------

                                  PROPOSAL III
                          ADJOURNMENT OF ANNUAL MEETING

     The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes at the Annual Meeting to approve either Proposals I or II. In order to permit proxies that have been timely received by FPB to be voted for an adjournment, we are submitting this Proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

--------------------------------------------------------------------------------
         The Board of Directors Recommends that Shareholders Vote "FOR"
             the Approval of the Adjournment of the Annual Meeting.
--------------------------------------------------------------------------------

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any person who beneficially owns more than 10% of FPB common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and more than 10% shareholders are required by regulation to furnish FPB with copies of all
Section 16(a) forms that they file. Based solely on the review of copies of the filings FPB has received or representations from such reporting persons, it is our belief that during 2001, all such filings, if any, applicable to our officers, director or 10% shareholders were made timely.

                              SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in FPB's proxy materials for the 2003 Annual Meeting, a shareholder's proposal to take action at such meeting must be received at FPB's main office at 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952, on or before November 22, 2002. Proposals must comply with the Securities and Exchange Commission's proxy rules as provided in 17 C.F.R. Section 240.14a-8 in order to be included in the FPB's proxy materials.


                                ----------------

                        FPB BANCORP, INC. PROXY STATEMENT
     1301 Southeast Port St. Lucie Boulevard o Port St. Lucie, Florida 34952

                                  SOLICITATION

     The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by FPB. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

                                LEGAL PROCEEDINGS

     Neither FPB Bancorp nor the Bank is or has during the last year, been involved in any litigation or legal proceeding other than in the normal course of business.

                        AVAILABILITY OF OTHER INFORMATION

     Accompanying this Proxy Statement is FPB's 2001 Annual Report, which includes FPB's audited financial statements. The Annual Report also serves as the Bank's Annual Disclosure Statement. Additional copies of FPB's Annual Report are available to shareholders at no charge. Any shareholder who would like an additional copy may contact David W. Skiles, President and Chief Executive Officer, FPB Bancorp, Inc., 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952, telephone number (772) 398-1388.

     FPB currently files periodic reports (including From 10-KSBs, Form 10-QSBs, Proxy Statements, etc.) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public  reference  facilities  maintained  by the  Securities  and
Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. Information filed by FPB is also available for review on this website. The address of the website is www.sec.gov.
                                                          ------------




FPB Bancorp, Inc.
March 22, 2002














                                ----------------

                        FPB BANCORP, INC. PROXY STATEMENT
     1301 Southeast Port St. Lucie Boulevard o Port St. Lucie, Florida 34952

FPB BANCORP, INC.

                                REVOCABLE PROXY
                       2002 ANNUAL MEETING OF SHAREHOLDERS

This  proxy is being  solicited  on  behalf  of the  Board of  Directors  of FPB
Bancorp, Inc.. The undersigned hereby appoints David W. Skiles and Gary A. Berger to act as proxy for, and attorney-in-fact, each with the power to appoint his substitute, to vote all shares of the common stock of FPB Bancorp, Inc. which the undersigned may be entitled to vote at the 2002 Annual Meeting of Shareholders to be held at our main office, located at 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida, on Wednesday, April 24, 2002, at 5:00 p.m., or at any adjournment thereof.

The undersigned shareholder of FPB Bancorp, Inc. may revoke this Proxy at any time before it is voted by: (i) delivering to the Corporate Secretary a written notice of revocation; (ii) delivering to the Corporate Secretary a duly executed Proxy bearing a later date; or (iii) by attending the Annual Meeting and voting in person.

                  THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:



                                                                                    FOR                  WITHHOLD
PROPOSAL I: The election of three Class III members of the Board of       (EXCEPT AS MARKED BELOW)       AUTHORITY
                                                                          ------------------------       ---------
Directors to serve three-year terms expiring in 2005.                               [ ]                     [ ]


INSTRUCTION.  To withhold your vote for any individual nominee(s), strike a line through the nominee's name listed below.

.................................................................................
     Gary A. Berger          Robert L. Schweiger            David W. Skiles
.................................................................................


PROPOSAL II: The ratification of Hacker, Johnson & Smith, P.A., as the               FOR            AGAINST            ABSTAIN
                                                                                     ---            -------            -------
independent auditors for FPB Bancorp, Inc. for the fiscal year ending                [ ]              [ ]                [ ]
December 31, 2002.

PROPOSAL III: The adjournment of the Annual Meeting to solicit                       FOR            AGAINST            ABSTAIN
                                                                                     ---            -------            -------
additional proxies in the event there are not sufficient votes                       [ ]              [ ]                [ ]
to approve Proposals I or II.


IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before the Annual Meeting, or at any adjournment thereof, unless indicated.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

When shares are held jointly, both should sign. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. The undersigned acknowledges receipt from F PB Bancorp, Inc., prior to the execution of the Proxy, a Notice of the Annual Meeting, a Proxy Statement dated March 22, 2002 and the 2001 Annual Report. STICKER


-------------------------        Signature: ____________________________________
       STICKER                   Signature if held jointly:_____________________
-------------------------        Date: _________________________________________

      --------------------------------------------------------------------
       Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all Proxy Cards.
      --------------------------------------------------------------------